UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 21, 2021

ISLEWORTH HEALTHCARE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-40104	86-1216057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

970 LAKE CARILLON DRIVE, FEATHER SOUND, SUITE 300

ST. PETERSBURG, FLORIDA 33716

(Address of principal executive offices and zip code)

(727) 245-0146

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISLE	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	ISLEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (“SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination as well as provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, which terms are similar to those contained in the warrant agreement, dated as of February 24, 2021, by and between Isleworth Healthcare Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 10,350,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”), and (ii) the 6,140,000 warrants that were issued in a private placement of private placement warrants that closed concurrently with the closing of the IPO (the “Private Warrants” together with the Public Warrants, the “Warrants”), and determined to classify the Warrants as derivative liabilities on the balance sheet and measured at fair value at inception and at each reporting date, with changes in fair value recognized in the statement of operations in the period of change. The Company previously accounted for the Warrants as components of equity.

On May 21, 2021, the Company’s management, in consultation with its audit committee (the “Audit Committee”), concluded that (i) the Company’s audited balance sheet as of March 1, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2021 and (ii) the Company’s pro-forma unaudited balance sheet dated March 1, 2021 filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with SEC on March 5, 2021 should no longer be relied upon due to changes required to reclassify the Warrants as liabilities to align with the requirements set forth in the SEC Statement. In addition, the audit report of Marcum LLP dated March 5, 2021 should no longer be relied upon.

The Company is in the process of preparing its Form 10-Q for the quarter ended March 31, 2021, and will include in the Notes to Unaudited Condensed Financial Statements in such Form 10-Q a restated balance sheet dated March 1, 2021 reflecting the impact of accounting for the Warrants as liabilities at fair value.

Going forward, unless the Company amends the terms of its warrant agreement, it expects to continue to classify the Warrants as liabilities, which would require it to incur the cost of measuring the fair value of the warrant liabilities, and which may have an adverse effect on its results of operations.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with the Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISLEWORTH HEALTHCARE ACQUISITION CORP.

By:	/s/ Dan Halvorson
Dan Halvorson
Chief Financial Officer

Dated: May 27, 2021

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